As filed with the Securities and Exchange Commission on January 14, 2019

Registration Statement No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RECALL STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Florida	26-4330545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1115 Broadway, 12th Floor New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Recall Studios, Inc. 2018 Non-Plan Based Shares

(Full title of the plan)

John Textor

Chief Executive Officer

Recall Studios, Inc.

1115 Broadway, 12th Floor

New York, NY 10010

(Name and address of agent for service)

(212) 537-5775

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.0001 per share	500,000 shares	(2)	$0.19005	(3)	$95,025	(3)	$11.52

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2) This registration statement covers the resale of 500,000 shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that have been previously issued to the selling stockholder named in this registration statement pursuant to an agreement with such selling stockholder for the provision of advisory services to the registrant.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the bid and ask prices of the Common Stock, as quoted on the OTCQB tier of the OTC Markets on January 10, 2019.

EXPLANATORY NOTE

Recall Studios, Inc. (the “Company”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of up to 500,000 shares (the “Shares”) of its common stock, par value $0.0001 per share, issued prior to the filing of this Registration Statement and held by the selling stockholder named herein in connection with such selling stockholder’s provision of services to the Company.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the selling stockholder named herein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. The Company will provide, without charge, to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference.

PROSPECTUS

500,000 SHARES

RECALL STUDIOS, INC.

COMMON STOCK

This prospectus relates to 500,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of Recall Studios, Inc. (“Recall Studios,” the “Company,” “we” or “our”) which may be offered from time to time by the selling stockholder of the Company, named herein, for such stockholder’s own account. We will not receive any proceeds from any sale of common stock offered pursuant to this prospectus.

The selling stockholder may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of our common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the selling stockholder may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the selling stockholder may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our common stock is quoted on the OTCQB tier of the OTC Markets under the symbol “BTOP.” On January 11, 2019, the closing price of our common stock was $0.225.

THE SHARES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information from that contained in this prospectus or in any free writing prospectus that we may authorize. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is January 14, 2019.

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THE COMPANY

We are a market leader in the emerging virtual human likeness space, and the foremost developer of hyper-realistic digital humans—computer-generated assets that appear to be human and can perform in live shows, virtual reality, augmented reality, holographic, 3D stereoscopic, web, mobile, interactive and artificial intelligence applications.

We believe that digital humans will be ubiquitous in society, culture and industry. In the last decade, hyper-realistic digital humans have performed in movies such as The Curious Case of Benjamin Button or on stage such as the virtual performance of a digital Tupac Shakur at the Coachella Valley Music Festival. We expect that, in years to come, digital humans will not only perform for audiences on stage and in film, but they will also represent individual consumers as digital likeness avatars, in realistic and fantasy form, appearing and interacting on the consumer’s behalf in electronic and mobile communication, social media, video game, virtual reality, and augmented reality. The Company’s long-term goal is to be the ‘face’ of artificial intelligence, to provide a human form to interactive artificially intelligent computer beings that will be common in society, providing useful information and services to people in diverse industries, such as education, health care, telecommunications, defense, transportation and entertainment.

Our leadership team is currently focused on applications of digital humans in entertainment. We believe the entertainment industry provides us with attractive near-term opportunities to put digital humans to work in proven performance-oriented business models, while also allowing us to use the visibility of our globally recognized celebrities to showcase our digital human technologies and their applications across other industries. Accordingly, our current business plan is to generate revenues from our digital human representations of three of the world’s best-known late celebrities – Michael Jackson, Elvis Presley and Marilyn Monroe – in full length entertainment experiences, brand marketing events and digital products. The Company has a long-term agreement with Company shareholder, the Estate of Michael Jackson, to share in the revenues of any commercial use of the digital likeness of Michael Jackson. The Company is also in negotiations regarding the amendment and re-instatement of rights agreements relating to the intellectual property of two other Company shareholders, the Estate of Marilyn Monroe and Authentic Brands Group/Elvis Presley Enterprises.

We believe our specific business opportunity will be driven by the rapid evolution of the methods by which people access information and content through various forms of interactive electronic media. We believe that we are moving toward a world in which we will simply ask a computer a question and we will be given an answer, by a hyper-realistic digital human who possesses a universe of accurate and relevant information. Through our continued development of the world’s most advanced human animation technology, and our collaboration with the larger community of artificial intelligence pioneers, we expect that we will do more than just put a face on ‘AI.’ We intend to build your most knowledgeable teacher, your most trusted advisor, and in a digital world that reveals more possibilities each day, maybe even your best friend.

When used in this prospectus, the terms “we,” “us,” “our,” and “Company” refer to Recall Studios, Inc. and its consolidated subsidiaries.

We are incorporated in Florida, and our principal executive offices are located at 1115 Broadway, 12th Floor, New York, New York 10010, and our telephone number is (212) 537-5775.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not guarantees of future performance. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, results of operations and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus. Many of the factors that will determine these items are beyond our ability to control or predict. For a further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” herein and other risk factors included in our reports filed with the Securities and Exchange Commission (the “SEC”).

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus.

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RISK FACTORS

Material factors that may adversely affect our business and operations are summarized below. The risks and uncertainties described herein may not be the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. See “Cautionary Note Regarding Forward-Looking Statements” above.

Risks Relating to the Business of Recall Studios

We have a limited operating history in our current business and as such an investor cannot assess our profitability or performance. Our earnings may be volatile, resulting in future losses and uncertainty about our ability to continue as a going concern.

We have a limited operating history in our current virtual reality (“VR”) and augmented reality (“AR”) business since July 2016. We have sustained operating losses since such date and will likely continue to sustain losses as we seek to develop our VR, AR and artificial intelligence (“AI”) applications, technologies and software for consumers (collectively, “Products”). We expect these losses to be substantial because our product development and other costs that will be spent on development activities. Accordingly, it may be difficult for an investor to assess our performance or to determine whether we will meet our projected business plan. We have limited financial results in VR, AR and AI upon which an investor may judge its potential. For the nine months ended September 30, 2018 and the year ended December 31, 2017, we had losses from operations of $7,371,996 and $1,144,000, respectively, as compared to losses from operations of $722,000 and $1,171,000 for the nine months ended September 30, 2017 and the year ended December 31, 2016. As of September 30, 2018, we have an accumulated deficit of $18,295,687. Since we began our current VR and AR business, we have generated nominal revenues and a large portion of our operating expenses are fixed. As a result, we expect our losses from operations to continue for the next few years. Our ability to generate revenues and the potential to become profitable will depend largely on our ability, alone or with potential collaborators, to efficiently and successfully complete the development of our VR, AR and AI Products and market our Products to consumers. There can be no assurance that any such events will occur or that we will ever become profitable. Even if we do achieve profitability, we cannot predict the level of such profitability. If we sustain losses over an extended period of time, we may be unable to continue our business. We may in the future experience some or all of the following: under-capitalization, shortages, setbacks and the customary problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on our management’s history and projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the VR, AR and AI sector of the technology industry. These conditions raise substantial doubt about our ability to continue as a going concern.

Because we are dependent upon our ability to generate sufficient cash from additional financing in order to meet our obligations as they become due and because the anticipated demand for our Products may not meet cash flow requirements, there is substantial doubt about our ability to continue as a going concern.

We will require additional funds to finance our VR, AR and AI operations. We are dependent upon the anticipated consumer demand for our Products and our ability to generate sufficient cash from our VR, AR and AI business in order to meet our obligations as they come due. We may not be able to obtain additional financing on reasonable terms or at all. These conditions raise substantial doubt that regarding our ability to continue as a going concern.

Our business prospects will be difficult to evaluate because we are still developing our VR, AR and AI Products.

Since we have a limited operating history and our VR, AR and AI Products will rely on complex technologies to be used together with other devices (such as mobile phones) and other software, it may be difficult for our investors to assess our growth, monetization and earnings potential. We will face many of the difficulties new technology companies often face. These include, among others: limited financial resources; developing, testing and marketing new products for which a market is not yet established and may never become established; challenges related to the development, approval and acceptance of a new product; delays in reaching our goals; lack of substantial revenues and cash flow; high product development costs; competition from larger, more established companies; and difficulty recruiting qualified employees for management and other positions. We have only limited experience and resources to apply to the marketing, distribution and commercialization of any VR, AR and AI Products we develop. If we are unable to successfully address these difficulties as they arise, our future growth and earnings will be negatively affected. We cannot be certain that our business strategies will be successful or that we will successfully address any problems that may arise.

We are dependent on consumers using our VR, AR, and AI Products.

Our success depends, in large part, upon long-term acceptance and adoption of our VR, AR, and AI Products by consumers. There can be no assurance that consumers will adopt and use our VR, AR and AI Products.

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We are dependent on the growth of the VR, AR and AI markets; if such growth is limited our business may not be able to grow as planned.

Growth of the VR, AR and AI market and our entrance into and expansion within the market may be negatively affected by a variety of factors, including but not limited to:

●	delays in the introduction of our technology to the market;

●	competition from other VR, AR and AI companies;

●	competition from improved technologies which may be developed in the future;

●	negative publicity about the VR, AR and AI markets; and

●	the adoption and imposition of additional governmental regulation.

If any of these factors limit the growth of the VR, AR and AI markets, our business may not be able to grow as planned.

Being a public company results in additional expenses and diverts management’s attention.

As a public issuer, we are subject to the reporting requirements of the Exchange Act or the Securities Act. The requirements under the Securities Act and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on our personnel, systems and resources.

The Securities Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

We will require substantial additional capital in order to fully execute our business plan which may not be available to us on acceptable terms, or at all, and we may not be able to raise either additional equity and debt.

We will require additional capital in order to execute our current business plan. Any additional securities issued may dilute the interest of our existing shareholders. Failure to raise additional capital will result in our inability to successfully implement its business model. To date, we have financed our operations through capital raised from equity and debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue current business plan and the development of our Products. We may also seek collaborators for development of our Products at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available. Any of these events could significantly harm our business, financial condition and results of operations.

In order to carry out our business plan and implement our strategy, we anticipate that we will need to obtain additional financing from time to time and may choose to raise additional funds through strategic collaborations, licensing arrangements, public or private equity or debt financing, bank lines of credit or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us, or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, and debt or equity financing, if available, may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish all or part of the rights to our technology.

If we were to lose our senior management, we would encounter difficulties in implementing our business plan.

Our future success is dependent in large part upon our ability to develop our product. In particular, due to the relatively early stage of our new business, our future success is highly dependent on the abilities and continued service of our executive officers, particularly, Mr. John Textor, our Chief Executive Officer, and Mr. Alexander Bafer, our Executive Chairman, to provide the necessary experience and background to develop our Products. The loss of their services could impede our ability to develop our Products.

There can be no assurance that we will be able to retain the services of our officers and employees. Failure to retain the services of Messrs. Textor and Bafer and other key personnel could have a material adverse effect on us. At the present time, we have employment agreements with the above referenced individuals, along with non-compete agreements; however, we have not procured key person life insurance policies on these individuals.

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There has been a limited liquidity for our shares and such limited market may make resale of the stock difficult.

An investor must be fully aware of the long-term nature of an investment in Recall Studios. If for any reason the common stock of Recall Studios does not continue to be quoted on the OTCQB or a significant public trading market with increased liquidity does not otherwise develop, investors holding shares of our common stock may have difficulty selling their common stock should they desire to do so.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding product and service offerings. To manage such anticipated future growth and development, we may need to continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we may wish to pursue in the future due to lack of capital or resources.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build and expand our infrastructure and operational capabilities. Our ability to successfully achieve the foregoing may be affected by any one or more of the following factors:

●	our ability to raise substantial additional capital to fund the implementation of our business plan;

●	our ability to execute our business strategy;

●	the ability of our services to attain market acceptance;

●	our ability to perform and manage the expansion of our operations;

●	our ability to attract and retain additional qualified personnel;

●	our ability to manage our third party relationships effectively;

●	the imposition of additional and/or increased government regulations; and

●	our ability to accurately predict and respond to structural changes in our industry and the evolving demands of the markets we serve.

A failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

Our compensation policy may adversely affect our ability to recruit, retain and motivate our senior managing directors and other key employees, which in turn could adversely affect our ability to compete effectively and to expand our business.

Our total compensation may include cash, equity, and equity-based incentives. Our reliance on equity and equity-based incentives as a significant portion of the compensation package we offer our senior executives may not be effective, especially if the market price of our common stock declines. This compensation policy could adversely impact the overall compensation our key employees, including our senior executive officers and managing directors, may receive. Our senior executives may receive less compensation under this formula than they otherwise would receive at other companies, including competing companies, which would make it more difficult for us to retain our key employees, including our senior executives and managing directors, and to attract new key employees.

Employee misconduct, which is difficult to detect and deter, could harm us by impairing our ability to attract and retain clients and by subjecting us to significant legal liability and reputational harm.

In past years, there have been a number of highly-publicized cases in the high-tech industry, to which we belong, involving the unauthorized sale of trade secrets and industry “know-how” by key personal to competitors. There is also a risk that our employees could be hired by our competitors, and in the event that such employees were to improperly use or disclose confidential information, our business could be adversely affected.

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Risks Relating to Virtual Reality, Augmented Reality and Artificial Intelligence

We operate in new and rapidly changing VR, AR and AI industries, which makes it difficult to evaluate our business and prospects.

VR, AR and AI, through which we expect to derive substantially all of our revenue, are new and rapidly evolving technologies. The growth of the VR, AR, and AI industries and the level of demand and market acceptance of our Products are subject to a high degree of uncertainty. Our future operating results will depend on numerous factors affecting the VR, AR and AI industries, many of which are beyond our control, including but not limited to:

●	continued worldwide growth in the adoption and use of VR, AR and AI products;

●	changes in consumer demographics and public tastes and preferences;

●	the worldwide growth of personal computer, broadband Internet and mobile device users, and the rate of any such growth; and

●	general economic conditions, particularly economic conditions adversely affecting discretionary consumer spending.

Our ability to plan for VR, AR and AI development, distribution and promotional activities will be significantly affected by our ability to anticipate and adapt to relatively rapid changes in the tastes and preferences of our current and potential consumers. A decline in the popularity of VR, AR and AI in general, or our Products in particular, would harm our business and prospects.

If we fail to effectively manage our growth, our business and operating results could be harmed.

To effectively manage the growth of our business and operations, we will need to continue spending significant resources to improve our technology infrastructure, our operational, financial and management controls, and our reporting systems and procedures by, among other things:

●	monitoring and updating our technology infrastructure to maintain high performance and minimize down time;

●	enhancing information and communication systems to ensure that our employees and offices are well-coordinated and can effectively communicate with each other;

●	enhancing our internal controls to ensure timely and accurate reporting of all of our operations; and

●	appropriately documenting our information technology systems and our business processes.

Our failure to efficiently and effectively manage the growth of our business and operations and to perform any of the forgoing may have a material adverse effect on our business, financial conditions or results of operations.

Expansion into international markets is important for our growth, and as we expand internationally, we will face additional business, operational, financial and economic risks, any of which could increase our costs and hinder such growth.

Continuing to expand our business to countries other than the United States is a part of our business strategy. We have no operating history as a company outside of the United States. We expect to continue to devote resources to international expansion. Our ability to expand our business and to attract talented employees and consumers in an increasing number of international markets will require considerable management attention and resources. Expanding our international focus may subject us to risks that we have not faced before or increase risks that we currently face, including risks associated with:

●	recruiting and retaining talented and capable management and employees in foreign countries;

●	challenges caused by distance, language and cultural differences;

●	protecting and enforcing our intellectual property rights;

●	the inability to extend proprietary rights in our technology into new jurisdictions;

●	currency exchange rate fluctuations;

●	protectionist laws and business practices that favor local businesses in some countries;

●	foreign tax consequences;

●	foreign exchange controls or U.S. tax restrictions that might restrict or prevent us from repatriating income earned in countries outside the United States;

●	political, economic and social instability;

●	higher costs associated with doing business internationally;

●	export or import regulations; and trade and tariff restrictions.

Entering international markets will be expensive and will require considerable management attention and resources, our ability to successfully gain market acceptance in any particular market is uncertain, and the distraction of our senior management team could harm our business.

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Failure to protect or enforce our intellectual property rights or the costs involved in enforcement of such could harm our business and operating results.

We regard the protection of our trade secrets, copyrights, trademarks, trade dress, domain names and other product rights as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We intend to pursue the registration of our domain name(s), trademarks, and service marks in the United States and in certain locations outside the United States. We will seek to protect our trademarks, patents and domain name(s) in an increasing number of jurisdictions, a process that is expensive and time-consuming and may not be successful or which we may not pursue in every location. We may, over time, increase our investment in protecting our innovations through increased patent filings that are expensive and time-consuming and may not result in issued patents that can be effectively enforced.

Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity or diversion of management and technical resources, any of which could adversely affect our business and operating results. If we fail to maintain, protect and enhance our intellectual property rights and trade secrets, we could lose our competitive advantage and competition we face would increase, reducing our potential revenues and adversely affecting our ability to attain or maintain profitability and our business and operating results may be harmed.

From time to time, we may face in the future, allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including from our competitors and non-practicing entities. Patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict. As the result of any court judgment or settlement we may be obligated to cancel the launch of a product, stop offering a product or certain features of a product, pay royalties or significant settlement costs, purchase licenses or modify our product and features while we develop substitutes.

Programming errors or flaws in our Products could harm our reputation or decrease market acceptance of our Products, which would harm our operating results.

Our Products may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after the launch of the Products, particularly as we launch new or improved Products and rapidly release new features to our existing Products under tight time constraints. We believe that a negative experience of users of our Products, may cause them to be less inclined to continue or resume using our Products. Undetected programming errors, defects and data corruption can disrupt our operations, adversely affect the experience of using our Products by allowing consumers to gain unfair advantage, harm our reputation, cause our consumers to stop using our Products, divert our resources and delay market acceptance of our Products, any of which could harm our operating results.

Our business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding intellectual property, export and national security, that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. We are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, many of which are ambiguous, still evolving and could be interpreted in ways that could harm our business or expose us to liability. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our product, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding these activities may lessen the growth of social game services and impair our business.

We will be dependent on certain third party service providers to assist in the development of our product.

We will depend on a number of third parties to assist in the development of elements of our Products. We cannot be certain that any of these service providers will be willing and able to continue to provide these services in an efficient and cost-effective manner or that they will be willing or able to meet our evolving needs. If our potential service providers fail to meet their obligations, provide poor, inaccurate or untimely service, or we are unable to make alternative arrangements for the supply of these services, we may fail, in turn, to provide our services or to meet our obligations to our users and our business, financial condition and our operating results could be materially harmed.

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Inability to obtain intellectual property protection on solutions developed by us for complex computer vision problems may hinder the protection of our technology, product and intellectual property and allow competitors to utilize such solutions.

Our technology involves and depends on extremely advanced computer vision. It requires detailed and extensive knowledge in many sub-fields of computer vision as well as solving large sets of complex problems while adhering to time and power constraints. Developing solutions to such problems as we encounter them, most of which will be extremely complex and cannot be found even in academic papers, is imperative to the development and maintenance of our Products. We will be able to protect our proprietary rights in such solutions from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are effectively maintained as trade secrets and we have the funds to enforce our rights, if necessary. We intend to apply for the registration of numerous patents to protect both the solutions to the particular problems as well as the issues the interface will have in regard to the user and the digital world. Filing, prosecuting and defending the necessary patents throughout the world would be prohibitively expensive. Failure by us to obtain such necessary patents may allow competitors to utilize solutions developed by us without considerable difficulty. Furthermore, competitors may use our solutions in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Risks Related to Ownership of the Common Stock of Recall Studios

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their common stock.

Our common stock is quoted on the OTCQB tier of the OTC Markets. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a stock exchange like NASDAQ or the NYSE. These factors may result in investors having difficulty reselling any shares of our common stock.

Our common stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past. For example, as of January 11, 2019, our common stock had a 52-week high closing price of $2.22 and a low closing price of $0.19. The market price of our common stock is likely to be highly volatile in the future, as well. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

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●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

If we do not remediate the material weakness in our internal control over financial reporting or are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected and we may encounter difficulties in timely assessing business performance and identifying incipient strategic and oversight issues.

In connection with the audit of our financial statements for the year ended December 31, 2017, we identified a material weakness in our internal control over financial reporting. A material weakness is defined under the standards issued by the Public Company Accounting Oversight Board as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected and corrected on a timely basis. Although we have begun to address the identified material weaknesses, management concluded that our internal controls over financial reporting were not effective at December 31, 2017. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), in Internal Control-Integrated Framework (2013).

The material weakness relates to the lack of sufficient personnel and processes to adequately and timely record certain of our complex financial and financing transactions. The existence of a material weakness is an indication that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected. Our management is implementing possible improvements to internal controls, and compensating controls, and this focus will require management from time to time to devote its attention away from other planning, oversight and performance functions.

The Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and disclosure controls and procedures quarterly. If we are unable to remediate the above material weaknesses, or other material weaknesses are identified in the future or we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated, we could receive an adverse opinion regarding our internal controls over financial reporting from our accounting firm, if and when required, and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our stock could decline. For so long as we remain as a smaller reporting company, our accounting firm will not be required to provide an opinion regarding our internal controls over financial reporting.

In addition, because we have concluded that our internal control over financial reporting is not effective, and to the extent we identify future weaknesses or deficiencies, there could be material misstatements in our financial statements and we could fail to meet our financial reporting obligations. As a result, our ability to obtain additional financing, or obtain additional financing on favorable terms, could be materially and adversely affected which, in turn, could materially and adversely affect our business, our financial condition and the market value of our securities.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We do not anticipate paying cash dividends to our common shareholders, but currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Therefore, investors in our securities should not expect to receive dividends in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be our investors’ source of gain for the foreseeable future. However, even if a significant market for our securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the shares could lose all or a significant portion of their value from the initial price paid by an investor.

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The potential sale of a significant number of shares may adversely affect the market price for our common stock, even if our business is doing well, and could encourage short sales by third parties and could depress our common stock and could have a dilutive effect.

As of September 30, 2018, we had numerous options, warrants, convertible preferred stock and convertible debentures to purchase shares of our common stock outstanding. As of September 30, 2018, these securities were convertible and/or exercisable into an aggregate of 457,801,792 shares of our common stock. If and when these securities are converted and/or exercised into shares of our common stock, the number of our shares of common stock outstanding will increase. Such an increase in our outstanding shares, and any sales of such shares, could have a material adverse effect on the market for our common stock and the market price of our common stock.

Furthermore, because there is a limited public market for our stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock. If stockholders sell a significant number of shares of our common stock, the market price of our common stock may decline.

Sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by current stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act. When permitted by Rule 144, sales under Rule 144 may be limited by the availability of current public information about us and, for selling shareholders who are affiliates, by limits on the number of shares which may be sold over certain periods of time, as well as by certain manner of sale provisions and notice requirements. In general, under Rule 144, unaffiliated stockholders (or stockholders whose shares are aggregated) who have satisfied a six-month holding period may sell shares of our common stock, so long as we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12-month period preceding such sale. Once a period of six months has elapsed since the date the common stock was acquired from us or from an affiliate of ours, unaffiliated stockholders can freely sell shares of our common stock. 12 months after acquiring shares from us or an affiliate, unaffiliated stockholders can freely sell their shares without any restriction or requirement that we are current in our SEC filings. If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

Our stock is currently thinly traded, so shares may be unable to be sold at or near the quoted bid prices if a significant number of shares need to be sold.

We cannot give any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Although the shares of our common stock are quoted on the OTCQB, there has been very limited trading in our shares, meaning that the number of persons interested in purchasing our common shares at any given time has been relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a new company, our business is still in the development stage, and that we are small company which is unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. Even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses not related to our operations.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010, the Jumpstart Our Business Startups Act of 2012, the Fixing America’s Surface Transportation Act of 2015 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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Our common stock is considered a “penny stock” and thereby subject to additional sale and trading regulations that may make it more difficult to sell our stock.

Our common stock is currently a “low-priced” security, or a penny stock, under rules promulgated under the Exchange Act. A stock is considered to be a “penny stock” if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2,000,000, if in business more than a continuous three years, or with average revenues of less than $6,000,000 for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

In addition, as result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back. Compliance with the penny stock rules may make it difficult for investors to sell their common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their common stock publicly at times and prices that they feel are appropriate and the market price of our ordinary shares may be adversely affected.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price and trading volume of our common stock could decline.

The future trading market for our common stock will be influenced in part by any research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us the trading price for our common stock and other securities would be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us issues an adverse or misleading opinion regarding us, our business model, our intellectual property, our stock performance or downgrades our securities, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit investors’ and shareholders’ ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the selling stockholder. We will not receive any of the proceeds from any sale of shares by the selling stockholder.

SELLING STOCKHOLDER

The common stock being registered by this prospectus consists of 500,000 shares that are currently held by Laura Anthony, the selling stockholder, and were issued to Ms. Anthony pursuant to a written compensation contract by and between the Company and Ms. Anthony in connection with Ms. Anthony’s provision of legal advisory services to the Company. Ms. Anthony provides general legal advisory services to the Company, holds no other shares of common stock of the Company, holds less than 1% of the Company’s outstanding common stock and is not an affiliate of the Company.

We are registering these shares to permit the selling stockholder to resell these shares when she deems appropriate. The selling stockholder may resell all, a portion, or none of the shares, at any time and from time to time. The selling stockholders may also sell, transfer or otherwise dispose of some or all of the shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer the shares of common stock for sale under this prospectus.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the selling stockholder to offer for sale and sell all or a portion of her shares acquired in connection with the provision of certain advisory services to the Company. The selling stockholder may sell the shares of common stock registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the selling stockholder can presently estimate the amount of this compensation.

The common stock offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Company’s common stock may be then-listed.

The aggregate proceeds to the selling stockholder from the sale of the shares will be the purchase price of the common stock less discounts and commissions, if any. The selling stockholder reserves the right to accept and, together with her agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the shares by the selling stockholder.

The selling stockholder and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” under the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The shares to be offered or resold by means of this reoffer prospectus by the selling stockholder may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

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LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Anthony L.G., PLLC.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Recall Studios, Inc. Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Anthony L.G., PLLC will pass upon the validity of the shares of common stock offered pursuant to this prospectus. The selling stockholder, who will receive any and all proceeds from the sale of the shares offered pursuant to this prospectus, is the sole member of Anthony L.G., PLLC. Neither the selling stockholder nor Anthony L.G., PLLC provides services to the Company on a contingent basis.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Except to the extent any information therein is deemed furnished and not filed pursuant to securities laws and regulations, the Company hereby incorporates by reference into this Registration Statement the following documents:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on April 17, 2018;

●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on May 21, 2018;

●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, filed with the Commission on August 15, 2018;

●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the Commission on November 19, 2018;

●	The Company’s Current Reports on Form 8-K or Form 8-K/A filed on January 19, 2018, February 7, 2018, May 17, 2018, June 14, 2018, June 19, 2018, August 6, 2018, August 14, 2018, October 24, 2018, October 25, 2018, and November 13, 2018;

●	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

●	The description of the Company’s securities contained in the Registration Statement on Form 8-A, filed on January 27, 2015 (File No. 000-55353), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

On request we will provide, at no cost to each person, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to the Company’s executive offices located at 1115 Broadway, 12th Floor, New York, New York 10010, Attention: John Textor, Chief Executive Officer, telephone number (212) 537-5775.

We are also subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. These documents, including this prospectus and registration statement of which this prospectus is a part, may be inspected and copied at the public reference facilities maintained by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about public reference rooms. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. Copies of these reports, proxy and information statements and other information that we file with the SEC, including this prospectus and the registration statement of which it is a part, may be obtained from its internet address at http://www.sec.gov.

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500,000 Shares

Recall Studios, Inc.

Common Stock

Prospectus

January 14, 2019

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PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered as specified by Rule 428(b)(1) under the Securities Act.

The registrant shall furnish promptly, without charge, to any participants eligible to participate in the employee benefit plan, upon written or oral request, a copy of any document incorporated or deemed to be incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof or otherwise required to be delivered pursuant to Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement and made a part hereof:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on April 17, 2018;

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on May 21, 2018;

(c) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, filed with the Commission on August 15, 2018;

(d) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the Commission on November 19, 2018;

(e) The Company’s Current Reports on Form 8-K or Form 8-K/A filed on January 19, 2018, February 7, 2018, May 17, 2018, June 14, 2018, June 19, 2018, August 6, 2018, August 14, 2018, October 24, 2018, October 25, 2018, and November 13, 2018;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(e) The description of the Company’s securities contained in the Registration Statement on Form 8-A, filed on January 27, 2015 (File No. 000-55353), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Anthony, L.G., PLLC will pass upon the validity of the shares of common stock registered for resale by the selling stockholder pursuant to this prospectus. The selling stockholder, who will receive any and all proceeds from the sale of the shares offered pursuant to this prospectus, is the sole member of Anthony, L.G., PLLC. Neither the selling stockholder nor Anthony, L.G., PLLC provides such services on a contingent basis.

II-1

Item 6. Indemnification of Directors and Officers.

Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 are applicable; (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Our articles of incorporation provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.

Our bylaws provide for the same indemnification authority as the FBCA. To the extent that a director, officer, employee, or agent of the registrant has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

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Any indemnification under such authority, unless pursuant to a determination by a court, shall be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the applicable provisions of the FBCA and our bylaws. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (ii) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected in accordance with the bylaws; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

The bylaws further provide that expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the registrant in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the registrant. Expenses incurred by other employees and agents shall be paid in advance upon such terms or conditions that the board of directors deems appropriate. The indemnification and advancement of expenses provided pursuant to the bylaws are not exclusive, and the registrant may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Indemnification and advancement of expenses as provided in the bylaws shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

The bylaws state that if the registrant fails to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the registrant who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that: (i) the director, officer, employee, or agent is entitled to mandatory indemnification under the bylaws, in which case the court shall also order the registrant to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (ii) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the registrant of its power pursuant to the bylaws; or (iii) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in the relevant bylaw provisions.

Under the bylaws, the registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the bylaws.

We have entered into indemnification agreements with our directors and certain officers that provide for the indemnification of our directors and certain officers, to the fullest extent permitted by the FBCA, our articles of incorporation and our bylaws, against expenses incurred by such persons in connection with their service as (i) our director or officer, (ii) in any capacity with respect to any of our employee benefit plans, or (iii) as a director, partner, trustee, officer, employee or agent of any other entity at our request. In addition, the agreements provide for our obligation to advance expenses, under certain circumstances, and provide for additional procedural protections.

We maintain directors’ and officers’ liability insurance for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The shares being registered pursuant to the reoffer prospectus included herein were issued to the selling stockholder in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering. The selling stockholder represented her intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. Such selling stockholder had adequate access, through the relationship with the registrant, to information about the registrant.

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Item 8. Exhibits.

Exhibit	Description
3.1(a)	Articles of Incorporation (incorporated by reference to Exhibit 3.1(i) to the registrant’s Registration Statement on Form S-1 (Commission File No. 333-176093) filed with the Commission on August 5, 2011).
3.1(b)	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1(ii) to the registrant’s Registration Statement on Form S-1 (Commission File No. 333-176093) filed with the Commission on August 5, 2011).
3.1(c)	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1(iii) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and filed with the Commission on March 31, 2015).
3.1(d)	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on November 27, 2015).
3.1(e)	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on January 29, 2016).
3.1(f)	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 28, 2016).
3.1(g)	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed with the Commission on June 28, 2016).
3.1(h)	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2016).
3.1(i)	Second Amended Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 6, 2017).
3.1(j)	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on December 5, 2017).
3.1(k)	Certificate of Designations of Preferences and Rights of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2018).
3.2(a)	By-Laws (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (Commission File No. 333-176093) filed with the Commission on August 5, 2011).
3.2(b)	Amendment to the By-Laws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 28, 2016).
3.3(c)	Amendment to the By-Laws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2016).
5.1	Opinion of Anthony, L.G., PLLC.
23.1	Consent of Anthony, L.G., PLLC (incorporated in Exhibit 5.1).
23.2	Consent of Fruci & Associates II, PLLC.
24.1	Power of Attorney (see Signature Page).
99.1	Letter Agreement by and between the registrant and Laura Anthony, dated as of December 7, 2018.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 14, 2019.

Recall Studios, Inc.

By:	/s/ John Textor
John Textor
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Textor and Anand Gupta, or either of them singly, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and either of them singly, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them singly, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Textor	Chief Executive Officer and Director	January 14, 2019
Alexander Bafer	(Principal executive officer)

/s/ Anand Gupta	Chief Financial Officer (principal financial officer and principal accounting officer)	January 14, 2019
Anand Gupta

/s/ Alexander Bafer	Chairman of the Board	January 14, 2019
Alexander Bafer

/s/ Bradley Albert	President, Chief Creative Officer and Director	January 14, 2019
Bradley Albert

/s/ Frank Esposito	Chief Legal Officer and Director	January 14, 2019
Frank Esposito

/s/ Justin Morris	Chief Operating Officer and Director	January 14, 2019
Justin Morris